AMENDMENT TO EMPLOYMENT AGREEMENT


            THIS AMENDMENT, made and entered into as of the 23rd day of April, 1999, by and between Wachovia Corporation (the "Corporation"), a North Carolina corporation, and <<NAME>> (the "Executive"), a management employee of the Corporation.

                                R E C I T A L S:

            The Corporation and the Executive have previously entered into an Employment Agreement (the "Agreement"). It is deemed advisable to amend the Agreement to include in the determination of Compensation Continuance payable to the Executive any incentive compensation approved by the Management Resources and Compensation Committee.

            NOW, THEREFORE, the Corporation and the Executive hereby agree that the Employment Agreement shall be and hereby is amended, effective as of the date hereof, by deleting Section 4(a)(ii) and substituting therefor the following:

      "(ii) an amount equal to the average of the incentive compensation paid to the Executive by the Corporation, if any, for the three consecutive calendar years next preceding the year of such termination; provided, that the incentive compensation to be recognized for this purpose shall be approved by the Management Resources and Compensation Committee, plus"

            In all other respects, the Employment Agreement, as amended, is hereby ratified, confirmed and approved.

            IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Corporation by its duly authorized officers and by the Executive as of the day and year first above written.

                                          WACHOVIA CORPORATION


                                          By:
                                              ----------------------------------
                                                  Chief Executive Officer

ATTEST:


---------------------------------
      Secretary


                                               ---------------------------(SEAL)
                                                Executive




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